CONTRACTOR AGREEMENT

THIS CONTRACTOR AGREEMENT ("Agreement") is entered into as of **February 26, 2017** by and between **Xynomic Pharmaceuticals, Inc. ("Client")** and **Eigenbridge, Inc.**, **("Contractor"),** a ***CA*** corporation at **49 Showers Drive, S414, Mountain View, CA 94040**.

RECITALS

WHEREAS, Client is in the business of developing, licensing, and marketing novel medicinal therapies;

WHEREAS, Contractor is in the business of providing technical consulting services to business and governmental entities; and

WHEREAS, Client desires for Contractor to provide technical advisory service in pharmaceutical research & development consistent and pursuant to the terms, provisions and conditions of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing premises, and of the promises, covenants, representations, warranties and conditions contained herein and of the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. SCOPE. The terms of this Agreement apply in a situation where Contractor accepts a contract assignment and agrees to provide specialized pharmaceutical technical advisory services to Client, referenced in the applicable Addendum 1, at a compensation rate acceptable to Contractor, and to otherwise perform as stated herein.

2. TERM OF AGREEMENT. Nothing in this Agreement obligates Contractor to accept any offer to provide services. However, all terms and conditions of the Agreement shall remain in force during any and all periods for which Contractor's services are provided to Client and for any other periods before and/or thereafter as stated herein.

Prior to the commencement of any services on a specific assignment, Client and Contractor will execute a Purchase Order on the form attached as Addendum 1 to this Agreement which shall be considered part of this Agreement and binding upon both parties. Future changes, if any, to the Purchase Order will be identified as amended Addendum 1. Contractor's services under this Agreement will terminate at the end of the minimum time

requirement covered by the Purchase Order and any renewals or extensions thereof (the "End Date). Contractor may terminate its services before the End Date, provided Client receives a 30-day written notice. Failure of Contractor to provide such written notice is a waiver of any right to early termination. Malfeasance, misconduct or non-performance of services may result in immediate termination of the services of Contractor provided under this Agreement and any Exhibits to this Agreement. Contractor understands that the services provided by Contractor under this Agreement, and any Exhibits to this Agreement, may be terminated immediately, if the Client no longer desires the services of Contractor, based upon changes in original study projections.

3. ASSIGNMENT OF CONTRACT. Contractor is to provide services through its personnel named in Paragraph 6 of the Purchase Order, for whom it is responsible, and may not assign its rights under this Agreement and any Purchase Order.

4. REPRESENTATIONS. Contractor acknowledges for itself and its personnel that information provided by it (including, but not limited to CV, resume, interview, references) in consideration for providing services to or on behalf of the Client is true to the best of Contractor's knowledge and that it is not restricted by any employment or other Contractor agreement from providing services in any attached Purchase Order. Contractor understands that any misstatements or lack of candor by Contractor of the qualifications or availability of it or its personnel constitutes a breach of this Agreement and may be grounds for immediate termination of Contractor's services by the Client.

Further, Contractor warrants and represents that neither the company nor its employees have been debarred under Section 306(a) or (b) of the Federal Food, Drug and Cosmetic Act. Contractor further agrees that no debarred employee will be assigned by Contractor in connection with any work to be performed for or on behalf of the Client which may later become part of any application for approval of a drug or biologic by the FDA. If at any time during the term of this Agreement, Contractor becomes aware that Contractor and/ or any of its employees is in the process of being debarred, Contractor will immediately notify Client. Contractor agrees that in the event that a representation hereunder is false, Client may terminate this Agreement, and any assignment, immediately.

5. PAYMENT FOR SERVICES. Payment for services will be made in the corporate or business name of Contractor on the periodic basis set forth below and in the Purchase Order. Payment to Contractor will be in accordance with the rates in the Purchase Order. Client will provide no other compensation in any form, including benefits. For billing and payment purposes, Contractor shall maintain monthly records of the hours that services have been performed on a Client-approved timesheet, and submit to Client monthly those records for the hours worked. Such records will constitute Contractor's invoice for the hours covered by such records.

Hours worked and verified will be reported on a monthly basis. Contractor's Employee must complete and provided a timesheet each month, and email it to Client's representative on

the last day worked each month, or no later than 3:00 p.m. EST the following Monday (or earlier if that Monday is a holiday). The timesheet depicting hours approved by the Client must be generated and emailed according to the above procedures at the end of each month period, and is to represent all Client hours worked during the entire month period. The Client will verify the hours Client reported each month and payments will only be made based on the month's Client-authorized timesheet. No payments will be made to Contractor without such timesheets or if Contractor's services are not acceptable to Client, in its sole and absolute discretion. Checks are released five business days following the end of each payment period.

6. TRAVEL, LIVING AND OTHER COSTS. Travel, living, entertainment or other costs of Contractor will be paid by Client if these activities were pre-approved by Client. Any such costs should be submitted for reimbursement only if authorized and pre-approved by the Client. All expense reimbursement requests shall be submitted with original or photocopies or photos of receipts within 90 days of the actual expenditure. Client will provide no professional skills training, tools, equipment or other materials to Contractor. Contractor's invoiced hours will include no time spent in any professional skills training.

7. CONFIDENTIALITY. Contractor agrees that neither it nor its personnel will disclose to any third party, without the prior written consent of an executive officer of Client, any information relating to the business of Client, the Customers and Clients of the Client, if such information could reasonably be construed as confidential and was obtained in the course of Contractor's providing services on Client's project, interviewing with Client. Contractor further agrees neither it nor its personnel will reproduce in anyway, divulge, or remove from the premises of Client, or the Customers and Clients of any Client, at any time during any meeting, or during or after providing services, any tangible or intangible property whatsoever (except personal effects) which could reasonably be construed as constituting confidential information of Client, or the Customers or Clients of the Client. Nor under any circumstances will the Contractor or the Contractor's Employee divulge to any Client, Client's Employee or any other contractor their rate of compensation paid by Client.

8. CONDUCT, INDEPENDENT STATUS AND BENEFITS. Contractor shall provide professional advisory services in the required disciplines, using its own appropriate independent skill and judgment, and the manner and means that appear best suitable to it to perform the work. Contractor is a valid corporation existing under laws of the State of ***CA*** (State of Incorporation) and is doing business with the corporate name or business name **Eigenbridge, Inc.** and certifies its federal employer identification number (EIN) is **#45-5278520.** Contractor warrants that it maintains a set of books and records that reflect items of income and expenses of its trade or business.

The parties of this Agreement agree that the relationship created by this Agreement is that Contractor agrees and has advised its personnel that Contractor and its personnel are not Employee(s) of Client and are not entitled to (and also hereby waive) any benefits provided or rights guaranteed by Client, or by operation of law, to their respective Employees, including but not limited to group insurance, liability insurance, disability insurance, paid vacation, sick leave

or other leave, retirement plans, health plans, premium "overtime" pay and the like. Contractor and Contractor's Employees waive any rights to potential unemployment claims. It shall be the Contractor's responsibility to provide Worker's Compensation and, if applicable, pay any premium "overtime" rate, for its Employees who work on the project covered by this Agreement and to make required FICA, FUTA, income tax withholding or other payments related to such Employees.

9. SERVICE TO OTHERS. Contractor may provide services for others and through other Agencies/Brokers during those hours that Contractor is not performing work under this Agreement.

10. LIABILITY. Contractor is accountable for the advisory services it provides to the Client. The Client is responsible for any decisions and actions made and executed by the Client based upon services provided by Contractor or its personnel.

11. OWNERSHIP OF PROPERTY AND INTELLECTUAL PROPERTY, ETC. Unless Contractor and the Client reach a written agreement to the contrary, Contractor agrees for itself and its personnel that pursuant to the Client's requirements (a) all documents, deliverables, software, systems designs, disks, tapes and any other materials (collectively the "Materials") created in whole or in part by Contractor in the course of or related to providing services to the Client shall be treated as if it were "work for hire" for the Client, and (b) Contractor will immediately disclose to the Client all discoveries, inventions, enhancements, improvements, and similar creations created in whole or in part of Contractor in the course of or related to providing creations made, in whole or in part, by Contractor in the course of or related to provided services to the Client (collectively the "Creations").

All ownership and control of the Materials and the Creations, including any copyright, patent rights and all other intellectual property rights therein, shall vest exclusively with the Client, and Contractor hereby assigns to the Client all right, title and interest that Contractor may have in the Materials and the Creations to the Client, without any additional compensation and free of all liens and encumbrances of any type. Contractor affirms that the fee it has negotiated for the services performed under this Agreement includes payment for assigning such rights to the Client. Contractor agrees to execute any documents required by the Client to register its rights and to implement the provisions herein. Further, Contractor agrees that all materials, information, software, and hardware provided to Contractor by the Client, for use in fulfilling the responsibilities of the assignment, will remain the property of the Client, and will be promptly returned to the Client upon the completion or termination of the assignment.

12. MISCELLANEOUS. This Agreement and any attached Purchase Order(s) and Exhibit(s), including those relating to separate requirements imposed by the Client, represent the entire agreement and understanding of the parties and any modification thereof shall not be effective unless contained in writing signed by both parties. No other document shall be

deemed to modify any terms of this Agreement unless expressly stated in writing to do so and signed by both Client and Contractor.

Each provision of the Agreement shall be considered severable such that if any one provision or cause conflicts with existing or future applicable law, or may not be given full effect because of such law, it shall not affect any other provision of the Agreement which can be given effect without the conflicting provision or clause. To the extent that there may be any conflict between the terms of this Agreement and of the Purchase Order, this Agreement shall take precedence. Contractor and Client represent that both parties have read and understand the terms of this Agreement, has had an opportunity to ask any questions and to seek the assistance of legal counsel regarding these terms. This Agreement shall be governed by the laws of the State of California, regardless of where Contractor's work is performed, and any litigation shall be brought in the state or federal courts of the State of California. Contractor agrees to the exercise of personal jurisdiction over it by such courts to the full extent permitted by law.

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by their duly authorized representative, as of the day and year first above written.

Client: Xynomic Pharmaceuticals, Inc.

By: Yinglin Xu
(Authorized signature)

Y. Mark Xu
(Printed)

Title: Chairman, CEO & President

CONTRACTOR: Eigenbridge, Inc.

By: Yong Cui
(Authorized signature)

Yong Cui
(Printed)

Title: Officer

EIN#: [redacted]
(Tax Id Number/Federal ID Number)

PURCHASE ORDER Addendum 1

In accordance with the Contractor Agreement between the undersigned parties dated **February 26, 2017** it is agreed as of said date as follows:

1. Contractor, **Eigenbridge, Inc.**, with Federal ID number (EIN) **#45-5278520,** and office address at **49 Showers Drive, S414, Mountain View, CA 94040** is contracted to perform work for ("Client") **Xynomic Pharmaceuticals, Inc.** beginning **February 27, 2017** and terminating on the estimated "End Date" of **12/31/2017** ("minimum time requirement") at a rate of $ **240.00** per hour ("Contractor's rate"). As stated in Section 2 of the Contractor Agreement, the Client may terminate this contract at any time for any reason, the services of the Contractor being no longer desired by Client.

2. Unless otherwise notified, when the minimum time requirement has elapsed, this Purchase Order shall be deemed to have been extended beyond the original End Date on a month-to-month basis to a New End Date on the same terms and conditions stated herein and in the Contractor Agreement referenced above, until such time as the above-mentioned project is completed or Contractor provides 30 days prior written notice of a refusal to extend this Purchase Order. For purpose of this Purchase Order, "month-to-month" means the period beginning on the next calendar date immediately after the End Date and terminating on the same calendar date of the next month (or, if there is no such date, the closest date thereto in the month), which is the New End Date. Contractor's 30 day written notice shall commence on the actual calendar date that it is received and 30 days thereafter shall be the New End Date. The purpose of this paragraph is not to extend the End Date indefinitely and create a continuous relationship, but is instead to cover situations where the original estimates for project completion require adjustment. Should completion of this project extend beyond the End Date, any rate increases are dependent upon increases made and authorized by the Client.

3. Contractor shall submit a timesheet of the service provided by Contractor to the Client. Timesheets are to be emailed to Client monthly. The timesheet should be verified by Client, and be paid the first week of the following month. No payments will be made to Contractor without such timesheets or if Contractor's services are not acceptable to Client, in its sole and absolute discretion.

4. Contractor and the Client will discuss the hours and location where the work is to be performed.

5. Contractor's rate is a confidential matter between Contractor and Client and shall not be divulged to any other party.

6. The following personnel of Contractor who will work on this project have been informed and understand their obligations under this Purchase Order and the Contractor Agreement and agree to keep all such information confidential, unless otherwise prohibited by law:

Name: Yong Cui

Date: 26-Feb-2017

For and on behalf of: For and on behalf of: Xynomic Pharmaceutical, Inc.	For and on behalf of: For and on behalf of: Eigenbridge, Inc.
By: Yinglin Xu (*Authorized signature*)	By: Yong Cui (*Authorized signature*)
Y. Mark Xu (*Typed or printed*)	Yong Cui (*Typed or printed*)
Title: Chairman, CEO & President	Title: Officer.
	EIN#: [redacted] (*Federal ID Number*)